Exhibit 99 JOINT FILER INFORMATION Name: Urstadt Property Company, Inc. Address: 2 Park Place, Bronxville, New York 10708 Designated Filer: Charles J. Urstadt Issuer & Ticker Symbol: Urstadt Biddle Properties Inc. (UBP) (Common Stock) Date of Event Requiring Statement: May 23, 2007 Signature: By: /s/ Charles J. Urstadt by Thomas D. Myers as Attorney in Fact Charles J. Urstadt Chairman